UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

Eagle Bancorp Montana, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)
1400 Prospect Avenue	59601
Helena, Montana	(Zip Code)
(Address of Principal Executive Offices)

(406) 442-3080
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Shareholders of Eagle Bancorp Montana, Inc. held on October 24, 2013, four proposals were submitted to the shareholders.  Of 3,878,971 shares outstanding and entitled to vote at our Annual Meeting, 3,511,243 were present in person or by proxy.  The proposals are described in detail in the Company’s Proxy Statement.  The following is a summary of the voting results for each matter presented to the shareholders.

Proposal 1

Election of the following directors to serve until the 2016 annual meeting of shareholders or until their successors are elected and qualified.  Each nominee for director was elected by a vote of the shareholders as follows:

	Votes For	Votes Withheld	Broker Non-vote

Rick F. Hays	1,329,105	350,493	1,831,645
Peter J. Johnson	1,584,505	95,093	1,831,645
Maureen J. Rude	1,329,340	350,258	1,831,645

Proposal 2

The advisory vote on the compensation of our named executive officers, as disclosed in our proxy statement, was approved by the following vote:

	Votes For	Votes Against	Abstentions

Advisory vote on named executive officer	1,516,034	133,796	29,768
compensation as disclosed in the proxy
statement	Broker Non-vote
	1,831,646

Proposal 3

The advisory vote on the frequency of advisory votes on executive compensation received the following votes:

	1 year	2 year	3 year	Abstentions
Advisory vote on the frequency of advisory vote	1,009,516	98,188	528,941	42,952
on named executive officer compensation
	Broker Non-vote
	1,831,646

Proposal 4

Ratification of the appointment of Davis Kinard & Co. P.C. as independent registered public accounting firm for fiscal year 2013.  The proposal was approved by a vote of shareholders as follows:

	Votes For	Votes Against	Abstentions
Ratification of Davis Kinard & Co., P.C.
as independent registered public accountants	3,445,421	24,964	40,858

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc.

		By:	/s/ Clint J. Morrison
Clint J. Morrison
Senior Vice President & CFO

Date:	October 28, 2013